   © Intersections Inc. All Rights Reserved 2016  Shaping the future through personalized, data-driven technologies   First Quarter 2016 Investor UpdateMay 16, 2016  Exhibit 99.2

 Forward Looking Statements    Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the timing and success of new product launches, including our Identity Guard®, Voyce® and Voyce Pro™ platforms, and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or impairment charges; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

 Company Overview  Personal Information Services (Identity Guard®): Identity Guard® offers identity theft, privacy protection and credit monitoring services for consumers to understand, monitor, manage, and protect their personal information and privacy. This segment also offers breach response services to organizations responding to compromises of sensitive personal information.Pet Health Monitoring Services (Voyce®):Voyce® offers a health and wellness management platform that connects pets and their owners, veterinarians, and other caregivers with pet health monitoring data, pet health related content, and information management tools.  Further information about our other reportable segments, Insurance and Other Consumer Services and Bail Bonds Industry Solutions, can be found in our Form 10-Q.  Intersections Inc. (NASDAQ: INTX)Provider of innovative, data-driven solutions that help consumers manage risks and make better informed life decisions.   Founded: 1996Public Since: 2004Headquarters: Chantilly, VA

 Identity Guard® Update  $25.3 million first quarter revenue from subscribers acquired through U.S. financial institutions.786 thousand subscribers (March 31, 2016) decreased at an average rate of 1.3% per month during the first quarter which we believe represents a normal attrition rate given ceased marketing and retention efforts.$14.1 million direct-to-consumer Identity Guard® first quarter 2016 revenue, up 11.5% over first quarter 2015.398 thousand U.S. subscribers (March 31, 2016).6.4% subscriber growth compared to December 31, 2015.$3.0 million USD Canada business first quarter 2016 revenue, down 1.8% from fourth quarter 2015 and 49% from first quarter 2015.Revenue and subscribers were negatively impacted by the cancellation of two financial institution subscriber portfolios in the first half of 2015.  Provides prevention, detection & resolution products and services to help subscribers protect their personal information from misuse.

 Voyce® Update  Announced Texas A&M College of Veterinary Medicine & Biomedical Sciences will be the first veterinary and teaching hospital to offer the Voyce Pro Wellness Monitoring Program™ to all patients, beginning in the second quarter of 2016.Expanded research and development team with the addition of Albert J. Di Rienzo as Executive Vice President, Research and Development and Chief Innovation Officer in April 2016.Launched marketing and distribution to U.S. veterinary hospitals in conjunction with strategic partner Patterson Veterinary.Continued two large research projects launched in 2015 with Zoetis Corporation, a leading animal pharmaceutical company, using Voyce Pro™.  Voyce® provides data-driven technology to manage canine wellbeing through the use of a Health Monitor and interactive wellness management system.

Q1 2016 Financial Highlights - Revenue

	Quarter Ended March 31, ($ in thousands)			Subscribers at March 31, (in thousands)		
	2016	2015	% Change	2016	2015	% Change(a)
Identity Guard®	$14,123	$12,644	11.5%	398	381	1.5%
Canadian Business	$3,021	$5,888	-48.7%	164	280	-41.4%
U.S. Financial Institutions	$25,335	$32,696	-22.5%	786	1,354	-41.1%
Sub Total	$42,479	$51,248	-17.1%	1,348	2,015	-33.1%
Other Business Units	$3,169	$4,264	-25.7%			
Consolidated Revenue	$45,648	$55,512	-17.8%			

- Identity Guard® is our flagship platform for growth with notable increases in revenue and subscribers.
- Two financial institution client losses in the first half of 2015 negatively impacted our Canadian business.
- U.S. financial institution subscribers declined 3.9% since the end of the fourth quarter, or 1.3% per month, a rate we believe represents normal attrition.
- Revenue from other business units was negatively impacted by ceased marketing by our clients of insurance and membership services partially offset by revenue from new products and services offered by our Habits at Work™ business.

Note (a): In the first quarter of 2016, we reclassified 11 thousand subscribers that receive our breach response services, and the associated revenue, from the Financial Institutions category to the Identity Guard® category. We exclude the reclassification from our calculations of the subscriber decrease and increase in our Financial Institution and Identity Guard® categories, respectively.

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INTERSECTIONS INC.

 ($ in millions)  Quarter Ended March 31,      2016  2015  Consolidated loss from continuing operations before income taxes  $(4.3)  $(1.7)  Consolidated adjusted EBITDA(b)  $(0.9)  $1.5        Cash flows (used in) provided by operations  $(0.5)  $1.2  Cash and cash equivalents at quarter end  $26.9  $10.1  Consolidated adjusted EBITDA for the first quarter 2016 was negatively impacted compared to the first quarter 2015 by lower revenue from our financial institution clients and Canadian partner.Adjusted EBITDA includes $(4.7) million adjusted EBTIDA for our Voyce business for the first quarter 2016, compared to $(4.8) million for the first quarter 2015.Cash flows (used in) operations was $(479) thousand for the first quarter 2016, compared to cash flows provided by operations of $1.2 million for the first quarter 2015. The decrease is primarily the result of severance payments made in the first quarter of 2016.Gross proceeds of $20 million were raised from the closing of a credit agreement in the first quarter of 2016.Note (b): Adjusted EBTIDA refers to Adjusted EBTIDA before share related compensation and non-cash impairment charges. See reconciliation of non-GAAP financial measures in the back of this presentation.  Q1 2016 Financial Highlights, continued

 Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:Adjusted EBITDA before share related compensation for Voyce® (included in the consolidated information provided above):  Reconciliation of Non-GAAP Financial Measures  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

THANK YOU



Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com

Investor Relations
Ron Barden, CFO
IR@intersections.com
Tel: 703.488.6100